UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2017

Lightstone Value Plus Real Estate Investment Trust V, Inc.

(formerly Behringer Harvard Opportunity REIT II, Inc.)

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

 (Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 19, 2017, Lightstone Value Plus Real Estate Investment Trust V, Inc. (formerly Behringer Harvard Opportunity REIT II, Inc.) ( “Lightstone REIT V” or the “Company”), through its indirect 80%-owned subsidiaries, Kauai Coconut Beach, LLC and Kauai Coconut Beach Operator, LLC, (collectively, the “Sellers”) entered into an agreement (the “Courtyard Kauai Agreement”) to sell the Courtyard Kauai at Coconut Beach, a 311-room hotel (the “Courtyard Kauai Coconut Beach Hotel”) located in Kapaa, Hawaii, to KHS, LLC, (the “Buyer”) an unaffiliated third party, for a contractual sales price of $62.0 million.

On August 15, 2017, the Sellers completed the sale of the Courtyard Kauai Coconut Beach Hotel to the Buyer for $62.0 million pursuant to the terms of the Courtyard Kauai Agreement.  In connection with the transaction, the Buyer assumed the existing outstanding mortgage indebtedness of $36.0 million secured by the Courtyard Kauai Coconut Beach Hotel. The Seller’s net proceeds from the disposition of the Courtyard Kauai Coconut Beach Hotel were approximately $27.0 million, after the payment of closing costs and expenses and pro rations and other working capital adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

Date: August 21, 2017	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company’s unaudited pro forma consolidated balance sheet at June 30, 2017 illustrates the estimated effects of the disposition of the Courtyard Kauai Coconut Beach Hotel referred to in Item 2.01 above as if it had occurred on such date.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and for the year ended December 31, 2016 include certain pro forma adjustments to illustrate the estimated effect of the disposition of the Courtyard Kauai Coconut Beach Hotel as if it had occurred on the first day of the earliest period presented.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the Company’s financial results as if the disposition of the Courtyard Kauai Coconut Beach Hotel had occurred on the first day of the earliest period presented. Further, the unaudited pro forma consolidated financial statements should not be viewed as indicative of the Company’s financial results in the future; and should be read in conjunction with the Company’s the audited historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 16, 2017 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed on August 14, 2017.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

(FORMERLY BEHRINGER HARVARD OPPORTUNITY REIT II, INC.)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2017

(Amounts in thousands, except share and per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma Total

Assets
Real estate
Land and improvements, net	$42,437	$(11,949	) (a)	$30,488
Building and improvements, net	129,096	(24,706	) (a)	104,390
Total real estate	171,533	(36,655)		134,878

Cash and cash equivalents	64,890	26,975	(b)	85,045
		(6,820	) (c)
Restricted cash	4,886	-		4,886
Accounts receivable, net	2,309	(1,061	) (a)	1,248
Prepaid expenses and other assets	847	-		847
Investment in unconsolidated joint venture	14,658	-		14,658
Furniture, fixtures and equipment, net	2,371	(1,035	) (a)	1,336
Lease intangibles, net	308	-		308
Total Assets	$261,802	$(18,596)		$243,206

Liabilities and Stockholders' Equity
Notes payable, net	$138,004	$(36,000	) (d)	$102,004
Accounts payable	474	-		474
Payables to related party	145	-		145
Acquired below-market leases, net	59	-		59
Distributions payable to noncontrolling interest	18	-		18
Income taxes payable	46	-		46
Deferred gain	964	-		964
Accrued and other liabilities	6,790	-		6,790
Total liabilities	146,500	(36,000)		110,500

Stockholders' Equity:
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none issued and outstanding	-	-		-
Convertible stock, $.0001 par value per share; 1,000 sahres authorized, 1,000 issued and outstanding	-	-		-
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 24,996,586 shares issued and outstanding	3	-		3
Additional paid-in-capital	226,744			226,744
Accumulated other comprehensive loss	(208)	-		(208)
Accumulated deficit	(117,061)	18,019	(e)	(99,042)
Total Company stockholders' equity	109,478	18,019		127,497

Noncontrolling interest	5,824	(615	) (a)	5,209

Total Stockholders' Equity	115,302	17,404		132,706

Total Liabilities and Stockholders' Equity	$261,802	$(18,596)		$243,206

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

(FORMERLY BEHRINGER HARVARD OPPORTUNITY REIT II, INC.)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

	For the Six Months Ended June 30, 2017
	Historical	Courtyard Kauai Coconut Beach Hotel (a)	Pro Forma Total

Revenues
Rental revenues	$12,223	$-	$12,223
Hotel revenues	10,554	(10,554)	-
Total revenues	22,777	(10,554)	12,223

Expenses
Property operating expenses	4,061	-	4,061
Hotel operating expenses	7,246	(7,246)	-
Interest expense, net	3,242	(678)	2,564
Real estate taxes	2,225	(315)	1,910
Property management fees	758	(263)	495
Asset management fees	1,019	(211)	808
General and administrative	1,761	-	1,761
Depreciation and amortization	5,146	(1,060)	4,086
Total expenses	25,458	(9,773)	15,685

Other income, net	131	-	131
Loss before gain on sale of real estate	(2,550)	(781)	(3,331)

Gain on sale of real estate	282	-	282
Net loss	(2,268)	(781)	(3,049)

Less: net (income) loss attributable to noncontrolling interests	(127)	156	29

Net loss attributable to Company's common shares	$(2,395)	$(625)	$(3,020)

Basic and diluted loss per common share	$(0.10)		$(0.12)

Weighted average number of common shares outstanding, basic and diluted	25,098		25,098

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

(FORMERLY BEHRINGER HARVARD OPPORTUNITY REIT II, INC.)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

	For the Year Ended December 31, 2016
	Historical	Courtyard Kauai Coconut Beach Hotel (a)	Pro Forma Total

Revenues
Rental revenues	27,630	-	27,630
Hotel revenues	18,501	(18,501)	-
Total revenues	$46,131	$(18,501)	$27,630

Expenses
Property operating expenses	9,496	-	9,496
Hotel operating expenses	13,608	(13,608)	-
Interest expense, net	6,164	(644)	5,520
Real estate taxes	5,173	(570)	4,603
Property management fees	1,512	(463)	1,049
Asset management fees	2,264	(370)	1,894
General and administrative	3,139	-	3,139
Depreciation and amortization	11,014	(2,137)	8,877
Total Expenses	52,370	(17,792)	34,578

Other expense, net	(241)	-	(241)
Loss before gain on sale of real estate	(6,480)	(709)	(7,189)

Gain on sale of real estate, net of tax	11,388	-	11,388
Net Income	4,908	(709)	4,199

Less: net income attributable to noncontrolling interests	35	142	177

Net income attributable to Company's common shares	$4,943	$(567)	$4,376

Basic and diluted income per share	$0.19		$0.17

Weighted average number of common shares outstanding, basic and diluted	25,418		25,418

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

(FORMERLY BEHRINGER HARVARD OPPORTUNITY REIT II, INC.)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share/unit data and where indicated in millions)

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma consolidated financial statements of the Company have been prepared based on the historical balance sheet of the Company as of June 30, 2017 and the historical statements of operations for the Company for the six months ended June 30, 2017 and for the year ended December 31, 2016 after giving effect to the adjustments described below.

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, on the first day of the earliest period presented. In addition, this unaudited pro forma consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

Note 2. Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if (i) the disposition of the Courtyard Kauai Coconut Beach Hotel was completed on June 30, 2017 for the balance sheet and (ii) the disposition was completed as of January 1, 2016 for the statements of operations and reflect the following pro forma adjustments:

Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

a)	To reflect the elimination of the net book value of the Courtyard Kauai Coconut Beach Hotel assets sold.
b)	To reflect the net cash proceeds of $27.0 million received in connection with the disposition of the Courtyard Kauai Coconut Beach Hotel.
c)	To reflect the distribution of $6.8 million of the net proceeds to noncontrolling members in connection with the disposition of the Courtyard Kauai Coconut Beach Hotel.
d)	To reflect the Buyer’s assumption of the $36.0 million of outstanding mortgage indebtedness secured by the Courtyard Kauai Coconut Beach Hotel.
e)	To record the pro forma net gain of $18.0 million on the disposition of the Courtyard Kauai Coconut Beach Hotel.

Reconciliation of Pro Forma Net Gain

(amounts in thousands)

Gross Proceeds	$62,000

Net book value of assets sold	(38,136)
Net proceeds distributed to noncontrolling interest	(6,820)
Closing costs paid from gross procceds	(461)
Net operating costs received at closing	1,436

Pro forma net gain	$18,019

Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

a)	These amounts represent the elimination of the operations on the completed disposition of the Courtyard Kauai Coconut Beach Hotel from the historical amounts for the six months ended June 30, 2017 and for the year ended December 31, 2016, to give effect to the completed disposition as if it had occurred on the first day of the earliest period presented.

Note 3. Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of the Company for the six months ended June 30, 2017 and for the year ended December 31, 2016.

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